Exhibit 99.1

Instructure Announces Leadership Transition

Dan Goldsmith to Step Down as CEO Effective March 6

SALT LAKE CITY, UT – FEB. 18, 2020 – Instructure (NYSE: INST) today announced that Dan Goldsmith has informed the Board of Directors of his intent to step down as CEO and as a member of the Board of Directors. Goldsmith will remain with the Company until March 6 to help with the transition. The Company will form an Office of the CEO comprised of a group of the most senior executives to lead the business in the interim until a successor can be named. The Board will hire an executive search firm to assist in its process to evaluate candidates to succeed Goldsmith.

“The Board of Directors is grateful to Dan for his strategic guidance and leadership during his time at the Company,” said Josh Coates, executive chairman. “We wish him all the best in his future endeavors.”

During his tenure at Instructure, Goldsmith successfully implemented a strategy that moved the Company forward past the $250 million annual revenue milestone in 2019. Instructure achieved positive free cash flow for the first time in its history and implemented business plans focused on achieving profitability. Goldsmith also directed the acquisitions of MasteryConnect, which provides assessment capabilities within Canvas to support personalized and mastery-based learning, and Portfolium, the student success network built to showcase student achievement to potential employers.

“It has been a privilege to work with such amazing customers, partners, and employees,” said Goldsmith. “Over the past two years, we have re-oriented the business to focus on innovation, growth, and customer success while making the hard, but necessary, decisions to prepare for a bright future.”

ABOUT INSTRUCTURE

Instructure helps people grow from the first day of school to the last day of work. More than 30 million people use the Canvas Learning Management Platform for schools and the Bridge Employee Development Platform for businesses. More information at www.instructure.com.

Additional Information and Where to Find It

The tender offer described in this communication has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, Instructure Holdings, LLC (“Parent”), a limited liability company affiliated with Thoma Bravo, and PIV Merger Sub, Inc., a wholly owned Subsidiary of Parent, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (collectively, the “Tender Offer Documents”), and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Recommendation Statement”) with respect to the tender offer. Parent and the Company intend to mail these documents to the Company’s stockholders. Investors and security holders of the Company are urged to carefully read the Tender Offer Documents and the Recommendation Statement, each as may be amended or supplemented from time to time, and any other filings made in connection therewith when they become available before making any decision with respect to the tender offer because such documents will contain important information about the proposed transactions and the parties thereto.

Investors and security holders of the Company will be able to obtain a free copy of the Tender Offer Documents and the Recommendation Statement and any supplements or amendments thereto, as well as other relevant filings, including materials that are incorporated by reference into those documents, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the proposed acquisition of the Company in a tender offer. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

Instructure Investor Relations 866-574-3127, Investors@instructure.com

Instructure Media Contact

Cory Edwards, 801-869-5258, cory@instructure.com

or

Kekst CNC

Ross Lovern, 212-521-4800, ross.lovern@kekstcnc.com